SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 9, 2004

UNOVA, INC.

(Exact name of registrant as specified in charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington www.unova.com		98203-1264 (Zip Code)
(Address of principal executive offices and internet site)

Registrant’s telephone number, including area code: (425) 265-2400

Item 5.  Other Events and Regulation FD Disclosure

On July 9, 2004, UNOVA, Inc. amended the Credit Agreement relating to its $100 million revolving facility. Under terms of the amendment, the termination date of the facility is extended to October 8, 2004.

Item 7.          Financial Statements and Exhibits

(c)                                  The following exhibit is filed as part of this report:

Exhibit	Description

99.1	Fourth Amendment to Credit Agreement, dated July 9, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNOVA, INC.

By:	/s/ Michael E. Keane
Michael E. Keane
Senior Vice President and
Chief Financial Officer

July 12, 2004